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                                                                    EXHIBIT 12.2

                        TURNER BROADCASTING SYSTEM, INC.
                       RATIO OF EARNINGS TO FIXED CHARGES

                                  NINE MONTHS     THREE MONTHS      NINE MONTHS
                                     ENDED            ENDED            ENDED          YEAR ENDED DECEMBER 31,
                                 SEPTEMBER 30,    DECEMBER 31,     SEPTEMBER 30,    ----------------------------
                                     1997             1996             1996         1995    1994    1993    1992
                                 -------------    -------------    -------------    ----    ----    ----    ----
                                                          (IN MILLIONS, EXCEPT RATIOS)
Earnings:
    Net income (loss) before
      income taxes and
      extraordinary items.....       $ 143            $  42            $ (42)       $173    $ 79    $121    $100
    Interest expense..........         153               60              141         209     219     195     201
    Amortization of
      capitalized interest....          15                5               13          11       7     --      --
    Portion of rents
      representative of an
      interest factor.........          23                8               23          31      30      26      22
    Adjustment for partially
      owned subsidiaries and
      50% owned companies.....      --               --               --             --      --      --        9
    Undistributed losses of
      less than 50% owned
      companies...............           6                2                1          16      15      16     --
                                     -----            -----            -----        ----    ----    ----    ----
        Total earnings........       $ 340            $ 117            $ 136        $440    $350    $358    $332
                                     -----            -----            -----        ----    ----    ----    ----
                                     -----            -----            -----        ----    ----    ----    ----
Fixed charges:
    Interest expense..........       $ 153            $  60            $ 141        $209    $219    $195    $201
    Capitalized interest......          16                6               16          15      14     --      --
    Portion of rents
      representative of an
      interest factor.........          23                8               23          31      30      26      22
    Adjustment for partially
      owned subsidiaries and
      50% owned companies.....      --               --               --             --      --      --        9
                                     -----            -----            -----        ----    ----    ----    ----
        Total fixed charges...       $ 192            $  74            $ 180        $255    $263    $221    $232
                                     -----            -----            -----        ----    ----    ----    ----
                                     -----            -----            -----        ----    ----    ----    ----
Ratio of earnings to fixed
  charges
  (deficiency in the coverage
  of fixed charges by earnings
  before fixed charges)(a)....         1.8x             1.6x           $ (44)        1.7x    1.3x    1.6x    1.4x
                                     -----            -----            -----        ----    ----    ----    ----
                                     -----            -----            -----        ----    ----    ----    ----

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 (a) TBS became a wholly owned subsidiary of TWI on October 10, 1996 through a merger with a subsidiary of TWI in connection with the TBS Transaction. The ratios of earnings to fixed charges of TBS for all post-merger periods have been adjusted to reflect the Issuer's basis of accounting. The ratios of earnings to fixed charges (or coverage deficiencies) of TBS for all pre-merger periods are reflected at TBS's historical cost basis of accounting. Certain reclassifications have been made to TBS's ratios of earnings to fixed charges for pre-merger periods to conform to the post-merger presentation.

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